UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013 (July 26, 2013)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2013, State Auto Property & Casualty Insurance Company (the “Company” or “State Auto P&C”), a wholly owned insurance subsidiary of State Auto Financial Corporation (“State Auto Financial”), entered into a Credit Agreement (the “New Credit Agreement”) as borrower with a syndicate of financial institutions, as lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents. The New Credit Agreement provides State Auto P&C with a $100.0 million five-year revolving credit facility (the “New Credit Facility”). During the term of the New Credit Facility, State Auto P&C has the right to increase the total facility amount by up to $50.0 million, provided that no event of default has occurred and is continuing. The New Credit Facility is available for general corporate purposes, including working capital, acquisitions and liquidity purposes. The New Credit Facility provides for interest-only payments during its term, with principal due in full at maturity. Interest is based on either the London interbank offered rate or a base rate plus a calculated margin amount. All advances under the New Credit Agreement are to be fully secured by a pledge of specific investment securities of the Company. State Auto P&C’s New Credit Facility replaced State Auto Financial’s existing $100.0 million revolving credit facility, which was terminated. See Item 1.02 below.

The New Credit Agreement contains certain covenants, including financial covenants that require State Auto Financial to (i) maintain a minimum net worth and (ii) not exceed a certain debt to capitalization ratio.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with State Auto P&C’s entering into the New Credit Agreement, State Auto Financial terminated its Credit Agreement dated September 29, 2011 (the “Old Credit Agreement”). The Old Credit Agreement provided State Auto Financial with a $100.0 million five-year unsecured revolving credit facility.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning State Auto P&C’s new Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of July 26, 2013, among State Auto Property & Casualty, as borrower and a syndicate of financial institutions, as the lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: July 30, 2013	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of July 26, 2013, among State Auto Property & Casualty, as borrower and a syndicate of financial institutions, as the lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents.

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